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                                                                    Exhibit 99.1



A.C. Moore  [GRAPHIC OMITTED]           General Office o Distribution Center
-------------------------------------------------------------------------------
                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723

FOR:                                   FROM:
A.C. Moore Arts & Crafts, Inc.         Gregory FCA Communications, Inc.
Leslie Gordon                          For More Information Contact:
Chief Financial Officer                Joe Crivelli
(856) 768-4930                         (610) 642-8253


FOR IMMEDIATE RELEASE
---------------------


          A.C. MOORE REPORTS FIRST QUARTER EARNINGS OF $0.06 PER SHARE

BERLIN, NEW JERSEY, APRIL 20, 2005 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) sales for the first quarter ended March 31, 2005 grew to $122.9 million, an increase of 10.2% over sales of $111.5 million during the first quarter of 2004. Same store sales decreased by 1.6%. Net income for the quarter was $1,252,000 or $0.06 per fully diluted share versus last year's net income of $1,228,000 or $0.06 per share.

Jack Parker, Chief Executive Officer, stated, "Although we were disappointed with our comp store sales results and our flat net income performance, we are optimistic for the remainder of the year as we did see positive results in the 21 stores where conditions were consistent with the prior year. We are confident in our merchandising plans as well as with the improvements we are seeing in our distribution processes and productivity. This allows us to re-affirm our earnings forecast for the year of $1.06 to $1.09 per share."

A. C. Moore will host a conference call today, Wednesday, April 20, 2005 at 5:00 PM Eastern Daylight time to discuss these financial results in detail. To participate, please call 973-409-9254. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 5937368 to access the taped digital replay. The replay will be available at approximately 7:00 PM on April 20th and will remain available until Wednesday, April 27th at 11:59 PM Eastern Daylight Time.

A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until April 20, 2006.

A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 96 stores on the eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #
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This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of EITF Issue 02-16, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, the uncertainty of the final resolution of the insurance claim relating to the roof collapse, our ability to maintain an effective system of internal control over financial reporting, and other risks detailed in the Company's Securities and Exchange Commission filings.
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                         A.C. MOORE ARTS & CRAFTS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                  Three months ended
                                                                       March 31
                                                           -------------------------------
                                                                2005                2004
                                                           -----------         -----------
Net sales                                                  $   122,879         $   111,469
Cost of sales                                                   74,751              69,539
                                                           -----------         -----------
Gross Margin                                                    48,128              41,930
Selling, general and administrative expenses                    45,844              39,464
Store pre-opening expenses                                         161                 588
                                                           -----------         -----------
Income from operations                                           2,123               1,878
     Net interest expense (income)                                  61                (120)
                                                           -----------         -----------
Income before income taxes                                       2,062               1,998
     Provision for income taxes                                    810                 770
                                                           -----------         -----------
Net income                                                 $     1,252         $     1,228
                                                           ===========         ===========
Basic net income per share                                 $      0.06         $      0.06
                                                           ===========         ===========
Diluted net income per share                               $      0.06         $      0.06
                                                           ===========         ===========
Weighted average shares outstanding                         19,669,262          19,370,097
                                                           ===========         ===========
Weighted average shares outstanding
     plus impact of stock options                           20,208,789          20,043,225
                                                           ===========         ===========

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                         A.C. MOORE ARTS & CRAFTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                 March 31,
                                                                      -------------------------------
                                                                         2005                2004
                                                                      ---------            ---------
                   ASSETS

Current assets:
  Cash and cash equivalents                                           $  30,028            $  35,701
  Marketable securities                                                  17,835                7,525
  Inventories                                                           145,525              124,624
  Prepaid expenses and other current assets                               9,601                3,368
                                                                      ---------            ---------
                                                                        202,989              171,218

Marketable securities                                                         -                6,299
Property and equipment, net                                              81,716               63,107
Other assets                                                              1,131                1,807
                                                                      ---------            ---------
                                                                      $ 285,836            $ 242,431
                                                                      =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                                   $   2,571            $     255
  Trade accounts payable                                                 36,822               35,281
  Other current liabilities                                               9,581               15,472
                                                                      ---------            ---------
                                                                         48,974               51,008
                                                                      ---------            ---------
Long-term liabilities:
  Long-term debt                                                         26,143               10,000
  Deferred tax liability                                                  8,311                3,992
Accrued lease liability                                                  14,446               10,617
                                                                      ---------            ---------
                                                                         48,900               24,609
                                                                      ---------            ---------
                                                                         97,874               75,617
                                                                      ---------            ---------

Shareholders' Equity                                                    187,962              166,814
                                                                      ---------            ---------
                                                                      $ 285,836            $ 242,431
                                                                      =========            =========